UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On November 3, 2017, PPL Corporation ("PPL" or the "Company") issued a press release announcing that members of PPL's senior management will meet with investors and financial analysts at the 52nd Edison Electric Institute Financial Conference in Lake Buena Vista, Florida November 5 through 8, 2017, and on Tuesday, November 7, 2017, William H. Spence, PPL's chairman, president and chief executive officer, will make a presentation discussing PPL's strategy and general business outlook. During the conference, PPL expects to reiterate its 2017 forecast of reported earnings of $1.93 to $2.08 per share, reflecting special items recorded through the third quarter of 2017, and 2017 increased forecast of ongoing earnings of $2.10 to $2.25 per share with a midpoint of $2.18 per share. The company also expects to reaffirm the compound annual earnings per share growth rate of 5% to 6% through 2020, measured against its original 2017 ongoing earnings forecast midpoint of $2.15 per share.

Mr. Spence's presentation will be available live, in audio format together with slides, on PPL's Internet Web site:  http://pplweb.investorroom.com/events, for 90 days. The slides will be available beginning on November 5, 2017.

A copy of the press release announcing this presentation and Webcast is furnished as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	November 3, 2017 press release announcing PPL’s participation at the 52nd Edison Electric Institute Financial Conference in Buena Vista, Florida.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  November 3, 2017